EXHIBIT 16

                                Ernst & Young LLP
                               202 Carnegie Center
                           Princeton, New Jersey 08543

                                                          June 16, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have  read  Item 4 of the Form 8-K  dated  June 16,  1998 of  Conversion
Technologies International, Inc. and are in agreement with the statements contained in paragraph 1 on page 2. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                          Very truly yours,

                                          ERNST & YOUNG LLP


                                           By: /s/Keith L. Brownlie
                                               ---------------------------------
                                               Keith L. Brownlie
                                               Partner